Exhibit 3.991
$127.00
EXPEDITE
RECEIVED
APR 02 2004
UT. DIV. of CORP. & COMM. CODE
ARTICLES OF INCORPORATION
OF
WASATCH REGIONAL LANDFILL, INC.
Pursuant to the provisions of the Utah Business Corporation Act, the undersigned incorporator submits the following articles of incorporation.

FIRST:	The name of the corporation is: Wasatch Regional Landfill, Inc.

SECOND:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

THIRD:	The number of shares the corporation is authorized to issue is 1,000 common shares at $.01 par value.

FOURTH:	The name and address of the incorporator is:

Jo Lynn White 15880 N Greenway-Hayden Loop, Suite 100 Scottsdale, AZ 85260

The powers of the incorporator shall terminate upon filing of this Certificate of Incorporation.

FIFTH:	The street address of the initial registered office of the corporation is c/o C T Corporation System, 50 West Broadway, Salt Lake City, Utah 84101, and the name of its initial registered agent at that office is C T Corporation System.

SIXTH:	The names and addresses of the persons who are to serve as initial directors are:

Donald W. Slager James E. Gray Thomas P. Martin 15880 N Greenway-Hayden Loop, #100 Scottsdale, AZ 85260
     IN WITNESS WHEREOF, the undersigned have executed these Articles of Incorporation in duplicate this 2nd day of April, 2004, and say

Date	04/02/2004
Receipt Number:	1122197
Amount Paid:	$979.00

     That they are the incorporator herein; that they have read the above and foregoing Articles of Incorporation; know the contents thereof and that the same is true to the best of their knowledge and belief, excepting as to matters herein alleged upon information and belief and as to those matters they believe to be true.

/s/ Jo Lynn White
Jo Lynn White, Incorporator

C T Corporation System having been designated to act as registered agent, hereby agrees to act in this capacity.

C T Corporation System
By	/s/ Terrie L. Bates
Terrie L. Bates, Assistant Secretary